Exhibit 21.  Subsidiaries of the Registrant.*

                                                              Jurisdiction of
Name of Company                                               Organization
---------------                                               ---------------

Southern Company - Florida LLC                                Delaware



* This list omits certain subsidiaries pursuant to paragraph (b)(21)(ii) of Regulation S-K, Item 601.